UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2015

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive

Cambridge, MA 02140

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, Dicerna Pharmaceuticals, Inc. (the “Company”) announced that John “Jack” Green was appointed to serve as interim Chief Financial Officer of the Company on a part-time basis effective on January 1, 2016. Concurrently to serving as part-time, interim Chief Financial Officer of the Company, Mr. Green will continue in a part-time capacity as Chief Financial Officer of Verastem, Inc.

Mr. Green succeeds James Dentzer, the Company’s former Chief Financial Officer, who departed the Company on December 15, 2015. Mr. Dentzer’s departure was not due to any disagreement with the Company regarding its operations, financial reporting, policies or procedures.

Mr. Green has been the Chief Financial Officer of Verastem, Inc. since May 2013. Prior to joining Verastem, Inc., from March 2011 until December 2012, Mr. Green was Vice President, Finance and a key member of the senior management team for On-Q-ity Inc. and oversaw the financial activities, planning, budgeting and management of commercial and banking relationships. Prior to that, from May 2002 until June 2010, Mr. Green was the Senior Vice President and Chief Financial Officer of GTC Biotherapeutics (formerly Genzyme Transgenics Corporation). Mr. Green is a Certified Public Accountant. He holds a master’s degree in business administration from Boston University Graduate School of Management and a bachelor’s degree from College of the Holy Cross.

The Company hereby incorporates by reference the information relating to the appointment of Mr. Green and departure of Mr. Dentzer set forth in the press release issued on December 15, 2015, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

99.1	Press release titled “Dicerna Pharmaceuticals Appoints John ‘Jack’ Green Interim Chief Financial Officer” issued by Dicerna Pharmaceuticals, Inc. on December 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ Douglas M. Fambrough, III, Ph.D.
Douglas M. Fambrough, III, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Dicerna Pharmaceuticals Appoints John ‘Jack’ Green Interim Chief Financial Officer” issued by Dicerna Pharmaceuticals, Inc. on December 15, 2015